                                                                  EXHIBIT 4(iii)

                                                                  March 25, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Subject: General Electric Capital Services, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 1996 - File No. 0-14804

Dear Sirs:

Neither General Electric Capital Services, Inc. (the "Corporation") nor any of its subsidiaries has outstanding any instrument with respect to its long-term debt that is not registered with the Commission and under which the total amount of securities authorized exceeds 10% of the total assets of the registrant and its subsidiaries on a consolidated basis. In accordance with paragraph (b) (4)
(iii) of Item 601 of Regulation S-K (17 CFR 229.601), the Corporation hereby agrees to furnish to the Securities and Exchange Commission, upon request, a copy of each instrument which defines the rights of holders of such long-term debt.

                                      Very truly yours,

                                      GENERAL ELECTRIC CAPITAL SERVICES, INC.

                                      By: /s/ J.A. Parke
                                      ------------------
                                      J.A. Parke,
                                      Senior Vice President, Finance